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                                                                      EXHIBIT 21

           NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

                         SUBSIDIARIES OF THE REGISTRANT

Name of Company                          State of Organization
---------------                          ---------------------
NM Uranium, Inc.                         Texas
NM Properties, Inc. (Note 1)             New York
NM Receivables Corp. II                  New York
   Salmon Shores, Inc.
   Salmon Shores Partnership
   Riverview, Inc.
      Riverview Galusha LLC
   Landwest, Inc.
   Hudson Pointe, Inc.
   Upper Hudson Development Inc.
   OPropCo., Inc.
   Moreau Park, Inc.
   Land Management & Development, Inc.
      Port of the Islands North, LLC
      Salmon Shores Partnership
      Second Street Associates, LLC


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